Exhibit 10.4

VECTRUS, INC. ANNUAL INCENTIVE PLAN
(Amended and Restated as of January 1, 2016)

1. PURPOSE

The purpose of this Vectrus, Inc. Annual Incentive Plan (the “Incentive Plan”) is to provide incentive compensation in the form of a bonus to eligible executives of Vectrus, Inc. (the “Company”) for achieving specific pre-established performance objectives and to continue to motivate participating executives to achieve their business goals, while tying a portion of their compensation to measures affecting shareholder value. The Incentive Plan seeks to enable the Company to continue to be competitive in its ability to attract and retain executives of the highest caliber.

2. PLAN ADMINISTRATION

The Compensation and Personnel Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company shall have full power and authority to administer, construe and interpret the provisions of the Incentive Plan and to adopt and amend administrative rules and regulations, agreements, guidelines and instruments for the administration of the Incentive Plan and for the conduct of its business as the Committee considers appropriate.

The Committee shall have full power, to the extent permitted by law and the Committee’ charter, to delegate its authority to any officer or employee of the Company to administer and interpret the Incentive Plan, subject to the terms of the Incentive Plan, and references in the Incentive Plan to the “Committee” shall be read, consistent with the scope of the delegation, as references to such officers or employees to the extent such officers or employees have been so delegated authority to act with respect to the Incentive Plan.

The Committee may rely on opinions, reports or statements of officers or employees of the Company and of counsel to the Company (inside or retained counsel), public accountants and other professional or expert persons.

The Board reserves the right to amend or terminate the Incentive Plan in whole or in part at any time; provided, however, that no amendments shall adversely affect or impair the rights of any participant previously accrued thereby, without the written consent of the participant, unless required by applicable law.

No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Incentive Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Incentive Plan, unless arising out of such person’s own fraud or bad faith.

3. ELIGIBLE EXECUTIVES

Executives of the Company or its affiliates in salary grade 19 and above shall be eligible to participate in the Incentive Plan.

Exhibit 10.4

4. PLAN YEAR, PERFORMANCE PERIODS, PERFORMANCE MEASURES AND PERFORMANCE TARGETS

Each fiscal year of the Incentive Plan (the “Plan Year”) shall begin on January 1 and end on December 31. The performance period (the “Performance Period”) with respect to which bonuses may be payable under the Incentive Plan shall be the Plan Year unless the Committee designates one or more different Performance Periods.

The Committee shall establish the performance measures (the “Performance Measures”) to be used which may include, but shall not be limited to, net earnings, net sales growth, net operating profit, return measures (including, but not limited to, return on assets, investment or invested capital, equity, or sales), earnings (including, but not limited to, earnings before or after taxes, interest, taxes, depreciation and/or amortization), gross or operating margins, productivity ratios, net income (before or after taxes), expense targets, margins, operating efficiency, customer satisfaction, employee satisfaction metrics, human resources metrics, operating income, economic value added, earnings per share, expense management, profitability of an identifiable business unit or product, maintenance or improvement of profit margins, stock price (including, but not limited, growth measures and total shareholder return), market share, revenues or sales (including, but not limited to, organic revenue), costs, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, or such other measures as determined by the Committee. In addition, Performance Measures may be based upon other objectives such as negotiating transactions or sales and developing long-term goals. Unless determined otherwise by the Committee, the Performance Measures shall be objectively determinable and, to the extent that they are expressed in standard accounting terms, shall be according to generally accepted accounting principles as in existence on the date on which the applicable Performance Period is established and without regard to any changes in such principles after such date. For purposes of the Incentive Plan, unless determined otherwise by the Committee, economic value added shall mean the amount of economic profit created in excess of the amount required to satisfy the obligations to and normal expectations of the Company’s lenders and investors.

Unless determined otherwise by the Committee, the Committee shall establish the performance targets (the “Performance Targets”) to be achieved which shall be based on one or more Performance Measures relating to the Company as a whole or to the specific businesses of the Company, subsidiaries, operating companies, or operating units as determined by the Committee and shall be expressed as an objective formula to be used in calculating the amount of bonus award each executive shall be eligible to receive. There may be a sliding scale of payment dependent upon the percentage levels of achievement of Performance Targets.

The Performance Measures and Performance Targets may be different with respect to each executive and each Performance Period.

5. CERTIFICATION OF PERFORMANCE TARGETS AND CALCULATION OF BONUS AWARDS

The Committee shall calculate the amount of each executive’s bonus for such Performance Period based upon the Performance Measures and Performance Targets for each executive. In establishing Performance Targets and Performance Measures and in calculating the degree of achievement thereof, the Committee may include or exclude, among other things, (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary

Exhibit 10.4

nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. The Committee shall have authority and discretion to increase or decrease the amount of any executive’s bonus as so determined, and may totally eliminate any bonus award if it determines in its absolute and sole discretion that such action is appropriate in order to reflect the executive’s performance or unanticipated factors during the Performance Period.

6. PAYMENT OF AWARDS

Approved bonus awards shall be payable by the Company in cash to each executive, or to the executive’s estate in the event of the executive’s death, as soon as practicable (but not later than March 15th) in the Plan Year following each Performance Period.

If an executive is not an employee on the last day of the Performance Period, the Committee shall have sole discretion to determine what portion, if any, the executive shall be entitled to receive with respect to any award for the Performance Period. The Committee shall have the authority to adopt appropriate rules and regulations for the administration of the Incentive Plan in such termination cases.

The Company retains the right to deduct from any bonus awards paid under the Incentive Plan any Federal, state, local or foreign taxes required by law to be withheld with respect to such payment.

7. OTHER TERMS AND CONDITIONS

Any award made under this Incentive Plan shall be subject to the discretion of the Committee. No person shall have any legal claim to be granted an award under the Incentive Plan and the Committee shall have no obligation to treat executives uniformly. Except as may be otherwise required by law, bonus awards under the Incentive Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Bonuses awarded under the Incentive Plan shall be payable from the general assets of the Company, and no executive shall have any claim with respect to any specific assets of the Company.

Nothing contained in the Incentive Plan shall give any executive the right to continue in the employment of the Company or affect the right of the Company to terminate an executive.

Exhibit 10.4

8. ACCELERATION EVENT

An “Acceleration Event” shall occur if (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the “Act”) disclosing that any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, is the beneficial owner directly or indirectly of thirty percent (30%) or more of the outstanding Common Stock, $0.01 par value, of the Company (the “Stock”): (ii) any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company, or any employee benefit plan sponsored by the Company or a subsidiary of the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of the Company (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of thirty percent (30%) or more of the outstanding Stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock); (iii) the consummation of (A) any consolidation, business combination or merger involving the Company, other than a consolidation, business combination or merger involving the Company in which holders of Stock immediately prior to the consolidation, business combination or merger (x) hold fifty percent (50%) or more of the combined voting power of the Company (or the corporation resulting from the merger or consolidation or the parent of such corporation) after the merger and (y) have the same proportionate ownership of common stock of the Company (or the corporation resulting from the merger or consolidation or the parent of such corporation), relative to other holders of Stock immediately prior to the merger, business combination or consolidation, immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, (iv) there shall have been a change in a majority of the members of the Board of Directors of the Company within a 12-month period unless the election or nomination for election by the Company’s stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who (x) were directors at the beginning of such 12-month period or (y) whose nomination for election or election as directors was recommended or approved by a majority of the directors who were directors at the beginning of such 12-month period or (v) any person (within the meaning of Section 13(d) of the Act) (other than the Company or any subsidiary of the Company or any employee benefit plan (or related trust) sponsored by the Company or a subsidiary of the Company) becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Act) of thirty percent (30%) or more of the Stock.

Upon the occurrence of such Acceleration Event, the Performance Measures for each Performance Period with respect to which bonuses may be payable under the Incentive Plan shall be deemed to be achieved at the greater of (i) the Performance Target established for such Performance Measures or (ii) the Company’s actual achievement of such Performance Measures as of the Acceleration Event. Payment of the bonuses, for the full year, will be made to each Participating Executive, in cash, within five (5) business days following such Acceleration Event.

9. SECTION 409A

It is intended that awards under the Incentive Plan will be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) as “short-term deferrals” unless the Committee specifically determines otherwise, and the Incentive Plan and the terms and conditions of all awards provided hereunder shall be interpreted, construed and administered in accordance with this intent.

Exhibit 10.4

Notwithstanding anything to the contrary contained herein, neither the Company nor any member of the Committee shall have any liability to any participant if the Incentive Plan or any award hereunder is subject to additional tax and/or penalties under Section 409A of the Code. To the extent applicable, the Incentive Plan and any awards hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. To the extent an award under the Incentive Plan is determined to constitute deferred compensation subject to Section 409A of the Code (i) if such award is payable as a result of the participant’s termination of employment, the determination of whether the participant has experienced a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Code and the regulations thereunder, (ii) if such award is payable as a result of the participant’s termination of employment and the participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A of the Code, then such payment shall not be made until the earlier of (a) the expiration of the 6-month period following the participant’s separation from service or (b) the date of the participant’s death, and (iii) such award will only be paid as a result of an Acceleration Event to the extent the Acceleration Event is also an event described in Treas. Reg. Section 1.409A-3(i)(5); provided, however, that, in each case, the foregoing provisions in this sentence shall only be applicable to the extent required to avoid imposition of taxes and penalties pursuant to Section 409A of the Code.

10. CLAWBACK, REPAYMENT OR RECAPTURE POLICY

Notwithstanding anything to the contrary, to the extent allowed under applicable law or regulatory filings, unless otherwise determined by the Committee, all incentive awards granted under the Incentive Plan, and any related payments made under the Incentive Plan, shall be subject to the requirements of any applicable clawback, repayment or recapture policy implemented by the Company, including any such policy adopted to comply with applicable law (including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act) or securities exchange listing standards and any rules or regulations promulgated thereunder, to the extent set forth in such policy and/or in any notice or agreement relating to an incentive award or payment under the Incentive Plan.

11. MISCELLANEOUS

The Incentive Plan first became effective on September 27, 2014. The Incentive Plan shall remain in effect unless/until terminated by the Board; provided, however, that if an Acceleration Event has occurred no amendment or termination shall impair the rights of any executive with respect to any prior award, unless required by applicable law. This Incentive Plan shall be construed and governed in accordance with the laws of the State of New York.